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                                  EXHIBIT 99.8

                    EXCLUSIVE PRODUCT DISTRIBUTION AGREEMENT

THIS EXCLUSIVE PRODUCT DISTRIBUTION AGREEMENT ("Agreement") is made effective as of the date set forth on the signature page hereof (the "Effective Date") by and between Targeted Medical Foods, LLC ("Supplier"), a limited liability company with its principal place of business located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, and Parmula Therapeutics, Inc. ("Distributor"), whose principal place of business is located at 21436 North 20th Avenue, Phoenix, Arizona, 85027.

                                    RECITALS

    A. Supplier has created or has rights to certain products known as the "TMF Products" (as hereinafter defined), which are proprietary to Supplier.

    B. Distributor desires that Supplier appoint Distributor as Supplier's exclusive distributor throughout the world with respect to the distribution and sale of the TMF Products to potential purchasers.

    C. Supplier desires to so appoint Distributor as Supplier's exclusive distributor, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, the parties agree as follows:


SECTION 1.     SCOPE OF AGREEMENT

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) TMF PRODUCT LINE or TMF PRODUCTS refer only to the specific dietary supplement amino acid proprietary blend formulas known as "AppTrim" and "NutraSmokeless," which are formulated utilizing a methodology known as "targeted cellular technology" that allows for an increase in neurotransmitter synthesis, and which are manufactured or purchased by or for TMF and/or any subsidiaries or affiliates thereof.

         (b) APPTRIM refers to a specific TMF Product licensed to Distributor pursuant to this Agreement. In addition, AppTrim is described as a dietary supplement based upon Tyrosine and Histidine in a range of 50mg. to 150mg. and neurotransmitter precursors with potentiators from plant sources intended for weight loss to be used in conjunction with claims associated to appetite suppression and or percent body fat reduction.


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         (c)      NUTRASMOKELESS refers to a specific TMF Product licensed to
                  Distributor pursuant to this Agreement. In addition, Nutra Smokeless is described as a dietary supplement based upon Glutamine in a range of 50mg. to 150mg. and neurotransmitter precursors with potentiators from plant sources to be used in conjunction with claims associated with reducing cigarettes smoked.

         (d) CONTRACT YEAR means any given twelve month period ending on an anniversary of the Effective Date.

         (e) LICENSE refers to the exclusive distribution license granted to Distributor by Supplier pursuant to Section 1.2.

         (f) UNIT shall mean one (1) standard unit of shipment of a particular Product that equates to a one months supply. "Unit" shall not refer to the individual Product dose.

         (g) DEFAULT refers to a reasonable determination on the part of either party hereto that the other party is not meeting a specific obligation of such party as set forth in this Agreement

         (h) SPECIFICATIONS refers to the specific formulary listing the ingredients (active and inert) of any TMF Product.

1.2 EXCLUSIVE LICENSE. Supplier hereby grants Distributor an exclusive right and license to be Supplier's exclusive distributor throughout the World with respect to the distribution and sale of the Licensed TMF Products through any and all distribution channels established by Distributor. The License granted hereby shall continue indefinitely unless assigned or terminated pursuant to the provisions of Section 8.1 hereof. Upon termination of this License for any reason, all rights granted herein shall immediately revert to Supplier.

         (a) SCOPE: The License confers upon Distributor the exclusive right to purchase the Licensed TMF Products directly from Supplier, and to distribute Licensed TMF Products through Distributor's distribution channels throughout the world. Supplier further grants Distributor the right to sublicense distribution rights within specific geographic areas throughout the world; provided, however, that Distributor shall not grant any rights to third party distributors that are not contemplated by the License. No license is granted to prepare, make, or have made derivative products based on the licensed TMF Product Line.

         (b) LICENSE TO ENHANCEMENTS AND FUTURE PRODUCTS: The License granted herein shall automatically extend to include any enhancements or improvements to the Licensed TMF Product Line. In the event that sales of either of the TMF Products meet or exceed the sum of $1,000,000 during any Contract Year, (consecutive four quarters) the exclusive rights granted to Distributor pursuant to


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                  this Agreement shall extend to one (1) additional new product manufactured by or for Supplier (at Distributor's sole discretion). Distributor will have the right to select a new product from the TMF product line that is available and not licensed to any other Licensee at the time of selection. Distributor shall have up to 90 days following the date that sales of any licensed Product exceed $1,000,000 to select a new product from TMF. Upon written notification of a new product selection by Distributor, the Licensed Product will be subject to the same terms and conditions of this Agreement. It is understood that for every licensed new product that meets or exceeds the sum of $1,000,000 during any Contract Year, an additional New Product may be selected by Distributor, under the same terms and conditions of the Agreement.

         (c) LICENSE FEE: Distributor shall pay to Supplier a one-time License Fee of $50,000, which amount is due within ten (10) days following the execution of this Agreement.

         (d) LICENSE TERMINATION: The License granted hereby shall automatically terminate upon the voluntary or involuntary dissolution of Distributor. Upon such termination, the License and all rights granted to Distributor in connection therewith shall revert to Supplier, including any Intellectual Property rights developed in connection with such License.

1.3 INDEPENDENT CONTRACTORS. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors.

1.4 NO OTHER TERMS AND CONDITIONS. The parties acknowledge and agree that any terms and conditions of any purchase order, sales acknowledgement or other document submitted to the other by either party which conflict with the terms and conditions of this Agreement shall be of no force or effect, and the terms and conditions hereof control and supersede such conflicting documents and any course of conduct or usage of the trade inconsistent with any of the terms and conditions hereof.


SECTION 2.     PURCHASE AND SALE OF PRODUCT

2.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, Supplier agrees to sell and Distributor agrees to purchase Products in accordance with Distributor's purchase orders and this Agreement. In this regard:

         (a) MINIMUM PURCHASE REQUIREMENT: For each Licensed TMF Product, Distributor agrees to purchase a minimum of $500,000 of product per year for two (2) Contract Years. The $500,000 yearly minimum product purchase shall be purchased from TMF at the rate $125,000 per product per quarter. (the "Minimum Purchase Requirement"). Once Distributor has purchased a total of


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                  $500,000 of TMF Products in any Contract Year, the Minimum
                  Purchase Requirement will have been satisfied for that Contract Year.

         (b) COST OF PRODUCT: Distributor shall purchase product from TMF at product manufacturing cost plus _________ percent (__%). TMF shall provide Distributor with manufacturing invoices referencing manufacturing costs. As of the date of this Agreement, the anticipated per unit cost is as follows (final price subject to actual manufacturing bid).

                  AppTrim:              ____________ per unit.

                  NutraSmokeless:       ____________ per unit.

         (c) ADVANCE PAYMENT: Concurrent with each purchase order placed by Distributor, Distributor shall advance to Supplier a deposit of Fifty Percent (50%) of the total cost of such order, and the remaining amount due under each purchase order shall be payable within seven (7) days of product delivery.

         (d) FIRST ORDER: Within forty five (45) days following the execution of this Agreement, Distributor shall place its first order with Supplier for the Licensed Products. Within ninety
                  (90) days following the first order, Distributor shall place a second order meeting the Minimum Purchase Requirement, and shall continue to do so on a quarterly basis for a period of two (2) years following the execution hereof.

         (e) FUTURE MINIMUM PURCHASE: Distributor and Supplier shall agree in writing to minimum purchase requirements for the third, fourth, and fifth Contract Years ninety (90) days prior to the commencement of each such Contract Year. Should the parties fail to come to an agreement as to the minimum purchase requirement for any given year following the first two Contract Years, the minimum purchase requirement for that year shall reflect an increase of no less than ten percent (10%) over the minimum purchase requirement in effect for the previous contract year.

         (f) TRADEMARKS: All Products will be sold under Supplier's trademarks and tradenames only, using Supplier's trade dress, and Supplier will retain all proprietary rights in and to the same.

 2.2 PURCHASE ORDERS AND FORECASTS. Within sixty (60) days following the execution of this Agreement, Distributor shall provide Supplier with an initial firm purchase order for the purchase of Products during the first quarter of the Contract Year, and a forecast of its Product requirements for the second quarter of the Contract Year. Continuing thereafter, Distributor will provide Supplier, on or before the last day of each quarter of the Contract Year, an additional firm purchase order for Products for that quarter and a revised or supplemental forecast of Product requirements for


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         ensuing quarters, it being the intent that in general Distributor will provide three (3) months purchase orders and three (3) months forecasts on a rolling basis during the term of this Agreement. Distributor's purchase orders for a given month, in order to be conforming, must specify only delivery dates during that month. Distributor's forecasts are non-binding, but shall be Distributor's reasonable best estimate of its future Product requirements.

2.3 ACCEPTANCE OF PURCHASE ORDERS. Within ten (10) days of receipt of a purchase order from Distributor, Supplier may request in writing a modification of the Product designations, quantities, delivery dates, and special shipment instructions specified thereon. Supplier's failure to request a modification or to reject a purchase order within the ten
         (10) day period shall be deemed an acceptance thereof. Upon actual or deemed acceptance of a purchase order by Supplier, a binding contract for the sale and purchase of Product shall exist between Supplier and Distributor in accordance with this Agreement and Distributor's purchase order. If Supplier requests modification of any of the aforementioned terms of Distributor's purchase order, then Distributor shall have ten (10) days following receipt of the request to accept or reject Supplier's modifications. If Distributor does not respond or object to Supplier's request within ten (10) days of receipt, the modifications specified thereon shall be deemed accepted by Distributor. Upon Distributor's actual or deemed acceptance of purchase order modifications by Supplier, a binding contract for the sale and purchase of Products shall exist between Supplier and Distributor in accordance with this Agreement and Distributor's purchase order as so modified. The foregoing modification procedure shall apply only with the regard to Product designations, quantities, delivery dates, and special shipment instructions. With respect to all other terms, Supplier and Distributor agree that the terms and conditions of this Agreement shall apply to the sale of Product hereunder and cannot be modified or amended except as provided in Section 12.8.

2.4 NON-CONFORMING ORDERS. Supplier will use reasonable commercial efforts to fill non-conforming purchase orders for Products in accordance with Distributor's requests.

2.5 SHIPMENT. Supplier will ship Product to Distributor to the delivery destination(s) specified in Distributor's purchase orders. Supplier shall arrange prepaid insured common carrier transportation of the Products in accordance with Distributor's instructions, at Distributor's expense. Supplier may not undership or overship by more than ten percent (10%) without Distributor's prior written consent.

         (a) RETURNS: For a period of ninety (90) days following its receipt of any shipment, Distributor shall have the right to return to Supplier for a full refund any shipment of Product that Distributor has determined is defective or otherwise does not meet the Specifications. Supplier shall have the right to replace any


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                  returned Product units for other Product units that have been deemed non-defective.

2.6 DELIVERY, TITLE AND RISK OF LOSS. For purposes of this Agreement, delivery to or on behalf of Distributor will occur when the Products are placed in the possession of the common carrier by Supplier. Title and risk of loss or damage with respect to the Products shall pass to Distributor upon delivery by Supplier to one common carrier.

2.7 PACKAGING FOR SHIPMENT. Unless otherwise agreed in advance, all Products shall be packed by Supplier as Supplier reasonably deems appropriate to minimize risk of loss or damage in transit.


SECTION 3.    PRICES AND PAYMENT

3.1 PRICE. The prices for the Products (including volume discounts) for the first twelve (12) months of this Agreement (the first "Contract Year") are as set forth on Exhibit A and by this reference incorporated herein. Prices do not include applicable sales or use taxes and shipping costs (freight and insurance), which shall be separately stated on Supplier's invoices and born by Distributor.

3.2 PRICE CHANGES. The prices set forth on Exhibit A shall be revised annually, on or before the start of each Contract Year, to reflect any increase or decrease in manufacturing costs for the Products reasonably projected by Supplier for the next Contract Year (in each case, determined in accordance with generally accepted accounting principles, consistently applied), with the first pricing review occurring ten (10) months after the Effective Date of this Agreement. Price changes are not effective unless mutually agreed to in writing (agreement not to be unreasonably withheld if consistent with this Section 3.2), with the change being effective with respect to invoices for shipment during the next ensuing Contract Year. Supplier shall demonstrate any increase in manufacturing costs to the reasonable satisfaction of Distributor.

         (a) AUDITS: In the event Supplier indicates an intent to increase the price of any Product, upon the written request of Distributor, Supplier shall provide Distributor with an audited financial statement of Supplier's finances for the preceding year. Such audited financial statement shall be prepared at Distributor's expense. In addition, to validate the necessity of the requested price increase, Distributor's representatives shall have the right, during ordinary business hours and with reasonable prior notice, to inspect Supplier's books and records as they pertain to this Agreement.

3.3 TAXES. Distributor shall be responsible for all VAT, sales, use and other similar taxes applicable to Product supplied under this Agreement, unless Distributor provides written proof of exemption.

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3.4      PAYMENT. Supplier shall issue invoices for Product on or after the date of shipment. Supplier shall advance a deposit of fifty percent (50%) with any purchase order. Payment shall be due within seven (7) days of product delivery. A late charge at the rate of one and one-half percent (1 -1/2%) per month or the highest rate allowed by law, whichever is lower, shall be applied to the total invoice price for payments not received within thirty (30) days after the date of delivery.
         Conversely, Supplier shall offer Distributor a two percent (2%) discount on any given invoice whenever such invoice is paid within three (3) days following delivery. Supplier reserves the right to refuse shipment on any new purchase order when payment is more than thirty (30) days past due for a previous invoice, until such previous invoice is paid in full.


SECTION 4.     SPECIFICATIONS, QUALITY CONTROL, ACCEPTANCE

4.1 SPECIFICATIONS. Subject to Section 4.3, Supplier shall produce copies of the Products in all material respects in accordance with their Specifications and all applicable federal, state and local laws and regulations.

4.2 SPECIFICATION CHANGES. Supplier reserves the right to change the Specifications by written notice to Distributor. If Distributor objects to any Specification change proposed by Supplier, then the parties will consult in good faith to resolve their differences and Supplier will not implement the change without Distributor's consent (not to be unreasonably withheld).

4.3 QUALITY ASSURANCE. Supplier shall be responsible for ensuring that the Products meet Supplier's internal quality assurance tests and procedures prior to shipment hereunder. Upon request, Supplier will provide Distributor with written certification by a responsible supervisory employee of Supplier that the requirements of this Section
         4.3 have been met.

4.4 ACCEPTANCE. Products shipped hereunder shall be subject to acceptance by Distributor within fifteen (15) days of receipt. Distributor shall promptly inform Supplier of any Product rejected as non-conforming and at Supplier's request shall return non-conforming Products to Supplier, at Supplier's risk of loss and expense. Products as to which no rejection has occurred within fifteen (15) days shall be deemed accepted.


SECTION 5.     WARRANTY, DISCLAIMER, LIMITATION

5.1 PRODUCT WARRANTY. Supplier warrants to Distributor that the Products purchased hereunder shall be free from all defects in materials, workmanship, and packaging, and shall conform in all material respect to the Specifications, provided the Product in question has been stored and used in accordance with ordinary industry practices and conditions.


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5.2      REMEDIES. In the event that a Product does not comply with the product warranty set out in Section 5.1, and such non-conforming Product is returned to Supplier within the warranty period by Distributor freight prepaid, Supplier will replace such non-conforming Product at no additional charge to Distributor; the replaced Product will be returned to Distributor, freight prepaid.

5.3 DISCLAIMER OF WARRANTIES. The foregoing express warranties are limited to Supplier and are not transferable and are in lieu of any other warranty by Supplier with respect to Products furnished hereunder. SUPPLIER GRANTS NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.4 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED FOR IN SECTION 6, SUPPLIER SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE OR USE OF ITS PRODUCTS, WHETHER OR NOT SUPPLIER HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IF SUPPLIER BREACHES ANY PROVISION OF THIS AGREEMENT, SUPPLIER'S SOLE AND EXCLUSIVE MAXIMUM LIABILITY, WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE CONTRACT PRICE FOR THE PARTICULAR PRODUCTS.


SECTION 6.     INDEMNIFICATION

6.1 SUPPLIER INDEMNIFICATION: Supplier hereby agrees to indemnify and hold harmless Distributor, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, reasonable attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against Distributor in any forum by reason of: (1) a challenge to any patent, copyright, trademark, or other intellectual property right associated with the TMF Products; (2) any undisclosed alleged defect in the TMF Product Line, including (but not limited to) a failure to design, manufacture, and label the Products accordance with applicable federal, state, and local regulations; (3) Supplier's failure to obtain or maintain all permits and licenses required under law in relation to the manufacture of the Products or this Agreement; and (4) any financial loss, injuries, or death of persons or loss of, damage to, or destruction of property (including loss of use thereof) arising directly out of the distribution of Supplier's products by or through Distributor (including any punitive and/or exemplary damages associated with such claims), provided that Distributor maintains a Safety Committee. With the


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         exception of any liability to Distributor for personal injury or death caused by Supplier's negligence, Supplier's liability under this Agreement shall not exceed the total dollar amount received by Supplier in connection with the sale of Products to Distributor determined as of the time of claim for indemnification.

6.2 DISTRIBUTOR INDEMNIFICATION: Distributor agrees to indemnify and hold harmless Supplier for damages resulting from any false or misleading claims or statements made by Distributor regarding the Licensed Products, including but not limited to, legal fees to defend regulatory challenge of misleading claims. Distributor shall obtain the prior written consent of Supplier for all advertising, claims and promotional materials as defined in the Joint Venture Agreement (Section 4.6) by and between Targeted Medical Foods, LLC and DB Capital Management, Inc.


SECTION 7.     PROPRIETARY INFORMATION

7.1 PROTECTION OF PROPRIETARY INFORMATION. Supplier and Distributor agree to keep in confidence and not disclose to others all knowledge, information and data furnished to either by the other party and claimed by the other party to be proprietary, provided such information is given in writing or, if oral, is reduced to writing within thirty (30) days and such writing is marked to indicate the claims of ownership and/or secrecy. Supplier and Distributor agree that neither shall use, nor reproduce for use in any way, any proprietary information of the other except in furtherance of the relationship set forth herein. Supplier and Distributor agree to protect the proprietary information of the other with the same standard of care and procedures used by each to protect its own proprietary information of similar importance but at all times using at least a reasonable degree of care.

7.2 LIMITATIONS. Section 7.1 shall not be applicable and shall impose no obligation on a party with respect to any portion of proprietary information which:

         (a) Was at the time received or which thereafter becomes, through no act or failure on the part of such party, generally known or available to the public;

         (b) Is known to such party at the time of receiving such information as evidenced by documentation then rightfully in the possession of either party;

         (c) Is furnished to others by the other party without restriction of disclosure;

         (d) Is thereafter rightfully furnished to such party by a third party without restriction by that third party on disclosure; or

         (e) Has been disclosed pursuant to the requirements of law or court order without restrictions or other protection against public disclosure; provided, however, that the other party shall have been given a reasonable opportunity to resist disclosure and/or to obtain a suitable protective order.


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7.3      SURVIVAL. The covenants of confidentiality set forth herein shall survive and continue and be maintained from the Effective Date hereof until three (3) years after termination of this Agreement.


SECTION 8.     TERM AND TERMINATION

8.1 TERM. The initial term of this Agreement shall commence upon the Effective Date and shall continue for a period of five (5) Contract Years (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one (1) year terms unless terminated by either party by ninety (90) days written notice given on or before the commencement of any renewal term.

8.2 TERMINATION. Notwithstanding the effective period of this Agreement as set forth in this Section 8, the parties may mutually agree in writing to the early termination of this Agreement at any time during the effective period hereof.

8.3 DEFAULT: The occurrence of any one or more of the following events shall constitute an event of default (the "Event of Default") pursuant to the terms of this Agreement:

         (a) Any party fails to timely, fully, and properly perform any material covenant, agreement, obligation, term, or condition contained herein, and such failure continues for a period of thirty (30) days after receipt by the defaulting party of written notice thereof from the other party.

         (b) Any party: (i) ceases to do business; (ii) takes any action or otherwise commences legal proceedings to declare bankruptcy, or to wind-up, liquidate, dissolve, or reorganize (other than a reorganization while solvent), or (iii) has appointed on its behalf a receiver, trustee, or similar officer.

8.4 RIGHTS UPON DEFAULT: Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to: (i) terminate this Agreement and all rights granted hereunder; (ii) retain a third party to take on the responsibilities of the defaulting party as set forth herein until the default is cured; and/or (iii) seek all legal and equitable remedies to which it is entitled, including without limitation all actual and direct damages it may have suffered by virtue of the breach.


SECTION 9.     MISCELLANEOUS PROVISIONS

9.1 NOTICES: Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered mail with confirmed receipt (postage prepaid), or delivered by overnight courier to the address of the party as set forth


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         above. A notice sent by facsimile transmission shall be deemed to have been delivered on transmission provided that a copy of such notice was also sent via registered mail with confirmed receipt.

9.2 TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

9.3 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives, and permitted assigns.

9.4 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto.

9.5 NO WAIVER: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

9.6 PARTIES IN INTEREST: Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against any party.

9.7 RELATIONSHIP: The relationship between the parties shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership, joint venture, or other arrangement between the parties, or to authorize any party to act as a general agent for another, or to permit any party to bind another other than as set forth in this Agreement, or to borrow money on behalf of another party, or to use the credit of any party for any purpose.

9.8 BRANDING: Either party may use the other's logos, trademarks, tradenames, and trade dress for advertising purposes with prior written approval, which shall not be unreasonably withheld. No mark of supplier may be placed upon products not manufactured or otherwise supplied by Supplier.


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9.9      COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10 INVALIDITY OF PROVISIONS: If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable:


         (a) The validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and

         (b) The parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect. A replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

9.11 TRANSACTION EXPENSES: Each party shall pay its own fees and expenses (including legal and accounting fees) incident to the preparation and execution of this Agreement.

9.12 FORCE MAJEURE: Neither party shall be liable to the other in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond such party's control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware) or any delay or deficiency caused by the electrical or telephone line suppliers or other common carriers (herein referred to as "Force Majeure"). A party's failure to perform due to the existence of a Force Majeure event shall be excused only for so long as the Force Majeure event continues.

9.13 GOVERNING LAW/ARBITRATION: This Agreement shall be construed and governed in accordance with the laws of the United States and the State of Arizona. Any controversy or claim arising out of or relating to this agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the International Arbitration Association. The number of arbitrators shall be three (3) and the place of arbitration shall be Phoenix, Arizona, and the language of the arbitration shall be in English. Arbitration proceedings shall take no more than three (3) days, and no party shall be entitled to conduct discovery in connection with any such arbitration.

9.14 FURTHER DOCUMENTS: The parties agree to execute such other documents as may be necessary to effectuate the purposes of this Agreement as set forth above.


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
         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date last written below.

TARGETED MEDICAL FOODS, LLC               PARMULA THERAPEUTICS, INC.


BY:__________________________________     BY:__________________________________

NAME:________________________________     NAME:________________________________

TITLE:_______________________________     TITLE:_______________________________

DATE:________________________________     DATE:________________________________


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